SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

OF

JOYNER CAPITAL LP

THE LIMITED PARTNERSHIP LIMITED PARTNERSHIP INTERESTS SUBJECT TO THIS SUBSCRIPTION AGREEMENT ARE SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON AT ANY TIME; IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH UNITS UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE FUND (THE “GENERAL PARTNER”) TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED; OR IN A MANNER INCONSISTENT WITH THE TERMS OF THE LIMITED PARTNERSHIP AGREEMENT GOVERNING SUCH LIMITED PARTNERSHIP, WHICH IS INCORPORATED HEREIN BY THIS REFERENCE.

AMOUNT OF INVESTMENT: $_________________________________

Make check payable to JOYNER CAPITAL LP. Mail this Subscription Agreement and the Investor Questionnaire(s) along with check or wire (wire instructions provided separately) to 163 Third Street Suite 1D Hoboken, New Jersey 07030.

1. SUBSCRIPTION

       (a) The undersigned (“Purchaser”) hereby subscribes to become a Limited Partner in JOYNER CAPITAL LP, a Delaware limited partnership, (the “Fund”) and to purchase the number of Limited Partnership units (“Units”) indicated above, all in accordance with the terms and conditions of this Subscription Agreement, the Fund’s Partnership Agreement (the “Fund Agreement”), and the Offering Circular dated March 1, 2020, as may be amended from time to time (the “Circular”).

       (b) The Purchaser acknowledges and agrees that this subscription cannot be withdrawn, terminated, or revoked. The Purchaser agrees to become a Limited Partner of the Fund and to be bound by all the terms and conditions of the Fund Agreement. This subscription shall be binding on the heirs, executors, administrators, successors and assigns of the Purchaser. This subscription is not transferable or assignable by the Purchaser.

       (c) This subscription may be rejected as a whole or in part by the General Partner in its sole and absolute discretion. If this subscription is rejected, the Purchaser’s funds shall be returned to the extent of such rejection. This subscription shall be binding on the Fund only upon acceptance by the General Partner.

       (d) Neither the execution nor the acceptance of this Subscription Agreement constitutes the Purchaser a Limited Partner of the Fund. This is an agreement to purchase the Units on a when issued basis; and the Purchaser will become a Limited Partner only when the Purchaser’s funds are transferred to the account of the Fund and the Units are issued to the Purchaser. Until that time, the Purchaser shall have only the rights set forth in this Subscription Agreement

       (e) The Purchaser’s rights and responsibilities will be governed by the terms and conditions of this Subscription Agreement, the Circular, and the Fund Agreement. The Fund will rely upon the information provided in this Subscription Agreement and in the attached Investor Questionnaire to confirm that the Purchaser meets the requirements to invest into the Fund as stipulated in Regulation A promulgated under the Act.

2. REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

The Purchaser represents, warrants, and agrees as follows:

       (a) I have received and read the Circular and its Exhibits, including the Fund Agreement, and I am thoroughly familiar with the proposed business, operations, properties and financial condition of the Fund. I have relied solely upon the Circular and independent investigations made by me or my representative with respect to the investment in Units. No oral or written representations beyond the Circular have been made or relied upon.

       (b) I have read and understand the Fund Agreement and understand how a Fund functions as a corporate entity. By purchasing the Units and executing this Subscription Agreement, I hereby agree to the terms and provisions of the Fund Agreement.

       (c) I understand that the Fund has limited financial and operating history. I have been furnished with such financial and other information concerning the Fund, its General Partner, and its business, as I consider necessary in connection with the investment in Units. I have been given the opportunity to discuss any questions and concerns with the Fund.

       (d) I am purchasing Units for my own account (or for a trust if I am a trustee), for investment purposes and not with a view or intention to resell or distribute the same. I have no present intention, agreement, or arrangement to divide my participation with others or to resell, assign, transfer, or otherwise dispose of all or part of the Units.

       (e) I or my investment advisors have such knowledge and experience in financial and business matters that will enable me to utilize the information made available to evaluate the risks of the prospective investment and to make an informed investment decision. I have been advised to consult my own attorney concerning this investment and to consult with independent tax counsel regarding the tax considerations of participating in the Fund.

       (f) I have carefully reviewed and understand the risks of investing in the Units, including those set forth in the Circular. I have carefully evaluated my financial resources and investment position and acknowledge that I am able to bear the economic risks of this investment. I further acknowledge that my financial condition is such that I am not under any present necessity or constraint to dispose of the

Units to satisfy any existent or contemplated debt or undertaking. I have adequate means of providing for my current needs and possible contingencies, have no need for liquidity in my investment, and can afford to lose some or all of my investment.

       (g) I have been advised that the Units have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under any State Securities Laws (the "Law").

       (h) I have either previously furnished the Fund a completed and signed Investor Questionnaire or I have completed and signed the attached Investor Questionnaire. All information which I have furnished in this Subscription Agreement and the Investor Questionnaire, concerning myself, my financial position, and my knowledge of financial and business matters is correct, current, and compete.

3. INVESTOR SUITABILITY STANDARDS

We are offering 500,000 Class A Common Units at $100 per Unit. Purchasers shall, upon acceptance by the General Partner of their Subscriptions, become Limited Partners in the Fund. The monetary investment that is used to purchased Units will be made immediately available to the Fund once the Fund raises a minimum of $100,000 (“Minimum Offering”) in a designated bank account. Funds will be used for acquiring real estate assets throughout the United States as well as for working capital.

Class A Common Units	Price to Investors	Underwriting Discounts and Commissions	Proceeds to Issuer	Proceeds to Other Persons
Per Unit or Interest	$100	$0.00	$100	$0.00
Minimum Dollar Amount	$100	$0.00	$100	$0.00
Maximum Dollar Amount	$50,000,000	$0.00	$50,000,000	$0.00

All Class A Common Unitholders are entitled to the Fund’s Distributable Cash pro rata to their respective Capital Contributions in the following order and priority: (i) General Partner Management Fee: Firstly, the General Partner or its designated affiliate(s) will receive an annual fee equal to 2% of the sum of the aggregate Capital Commitments plus the fair market value of the Fund’s Assets Under Management. Thereafter, the General Partner or its designated affiliate(s) will receive an annual fee of 2% of the total Invested Capital (as defined in the Partnership Agreement) of all outstanding investments of the Fund, if to the extent that the General Partner has reserved Unfunded Commitments for future call beyond the Investment Period, the fee base shall include such Unfunded Commitments; (ii) Return of Capital: Secondly, to the Limited Partners and/or Investors (pro rata to their respective Capital Contributions) until they have received their entire initial investment; (iii) Preferred Return: Thirdly, investors of the Fund shall receive a cumulative return of eight percent (8%) per annum compounded annually of such Investor’s average Adjusted Capital Contributions for each Fiscal Year calculated from the day the capital is deployed by the Fund to purchase assets to the date capital is received back by the Fund; (iv) Catch Up: Fourthly, after the General Partner has provided the Limited Partners and/or Investors with the aforementioned Preferred Return, the General Partner shall receive a cumulative return of the ninth and tenth percent (9% and 10%) per annum compounded annually of the Fund’s Distributable Cash; and (v) Carried Interest 80/20 Split: Fifthly, any remaining Distributable Cash shall be split eighty percent (80%) to the Investors and twenty percent (20%) to the General Partner.

Class A Common Unitholders shall possess: no voting rights, limited transfer rights, no liquidation rights, no preemptive rights, no conversion rights, and no redemptive rights on their Class A Common Units unless an exception is granted by the General Partner or a situation arises as described in the Fund’s Partnership Agreement allowing a Class A Common Unitholder to perform an aforementioned action. Class A Common Unitholders shall not be party to any sinking fund provision, shall not be liable for a capital call contribution unless an exception is granted by the General Partner or a situation arises as described in the Fund’s Partnership Agreement allowing a Class A Common Unitholder to perform an aforementioned action.

The General Partner for Joyner Capital LP is Joyner Enterprises LLC. LeMont Joyner, II, Esq. is the Chief Executive Officer of Joyner Enterprises and shall sole discretion and authority over all day to day operations of the Fund, the Fund’s investment strategies, and anything pertaining to the Fund in whole and/or in part.

The minimum accepted from any Subscriber is $100. Subscription funds may remain in the Fund’s segregated Subscription account for up to 180 days from the first date of deposit. Unless terminated by the General Partner earlier, this Offering terminates in 365 days after commencement of this Offering. The General Partner may extend this Offering in its sole discretion for an additional six-month period at which time, the General Partner will file the appropriate Offering Circular for qualification with the Commission. There are no provisions for the return of funds once the minimum of 1,000 Units are sold. No commissions will be paid for the sale of the Interests offered by the Fund.

No public market currently exists for our Units. The Fund will be managed by Joyner Enterprises, LLC, (the “General Partner”) a Delaware limited liability company, which is managed by LeMont Joyner. The Fund has set a minimum investment requirement of $100. We do intend to place the funds into a segregated account up to $1,000,000 that will be in the Fund’s name. This will not be an escrow account. Purchasers of our Units qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The transfer of Units is limited. A Unitholder may assign, his, her or its Interests only if certain conditions set forth in the Partnership Agreement are satisfied. Potential subscribers of the Units should expect to remain in the Fund for ten (10) years. At, or around, the eighth year of operations, the General Partner will attempt to sell, refinance, or otherwise dispose of properties in order to return the initial investment of an Unitholder as shown in such Unitholder’s Capital Account Balance. The General Partner may, at its discretion, sell the properties to, among other potential purchasers, a third-party in order to redeem Unitholders within the ten-year expected time frame.

As stipulated by Regulation A of the Act individual investors are limited in the amounts they are allowed to invest into all Regulation Crowdfunding offerings over the course of a 12-month period:

o    If either of an investor’s annual income or net worth is less than $107,000, then the investor’s investment limit is the greater of:

o    $2,200 or

o    5 percent of the lesser of the investor’s annual income or net worth.

o    If both annual income and net worth are equal to or more than $107,000, then the investor’s limit is 10 percent of the lesser of their annual income or net worth.

o    During the 12-month period, the aggregate amount of securities sold to an investor through all Regulation Crowdfunding offerings may not exceed $107,000, regardless of the investor’s annual income or net worth.

Spouses are allowed to calculate their net worth and annual income jointly. This chart illustrates a few examples of the investment limits:

Investor Annual Income	Investor Net Worth	Calculation	Investment Limit
$30,000	$105,000	Greater of $2,200 or 5% of $30,000 ($1,500)	$2,200
$150,000	$80,000	Greater of $2,200 or 5% of $80,000 ($4,000)	$4,000
$150,000	$107,000	10% of $107,000 ($10,700)	$10,700
$200,000	$900,000	10% of $200,000 ($20,000)	$20,000
$1,200,000	$2,000,000	10% of $1,200,000 ($120,000), subject to $107,000 cap	$107,000

4. AGREEMENT TO REFRAIN FROM RESALE

The Purchaser agrees not to pledge, hypothecate, sell, transfer, assign or otherwise dispose of any Units, nor receive any consideration for Units from any person, unless and until prior to any such action:

       (a) A registration statement on Form S-1 under the Act (or any other form appropriate for the purpose under the Act or any form replacing any such form) with respect to the Units proposed to be so disposed of shall be then effective and such disposition shall have been appropriately qualified in accordance with applicable securities laws; or

       (b) (i) The Purchaser shall have furnished the Fund with a detailed explanation of the proposed disposition, (ii) the Purchaser shall have furnished the Fund with an opinion of the Purchaser's counsel in form and substance satisfactory to the Fund to the effect that such disposition will not require registration of such Units under the Act or qualification of such Units under any other securities law, and (iii) counsel for the Fund shall have concurred in such opinion and the Fund shall have advised the Purchaser of such concurrence.

5. POWER OF ATTORNEY

       (a) The Purchaser irrevocably constitutes and appoints the General Partner with full power of substitution as his/her true and lawful attorney-in-fact and agent, to execute, acknowledge, verify, swear to, deliver, record, and file, in the Purchaser’s name or his/her assignee’s name, place, and stead, all instruments, documents, and certificates that may from time to time be required by the laws of the United States of America, the State of Delaware, and any other state in which the Fund conducts or plans to conduct business, or any political subdivision or agency of the government, to effectuate, implement, and continue the valid existence of the Fund, including, without limitation, the power of attorney and authority to execute, verify, swear to, acknowledge, deliver, record and file the following:

             (i) The Fund Agreement, the Certificate of Limited Partnership, and all other instruments (including amendments) that the General Partner deems appropriate to form, qualify or continue the Fund as a limited partnership in the State of Delaware and all other jurisdictions in which the Fund conducts or plans to conduct business;

             (ii) All instruments that the General Partner deems appropriate to reflect any amendment to the Fund Agreement, or modification of the Fund, made in accordance with the terms of the Fund Agreement

             (iii) A fictitious business name certificate and such other certificates and instruments as may be necessary under the fictitious or assumed name statute from time to time in effect in the State of Delaware and all other jurisdiction in which the Fund conducts or plans to conduct business;

(iv) All instruments relating to the admission of any additional or substituted Limited Partner; and

(v) All conveyances and other instruments that the General Partner deems appropriate to reflect the dissolution and termination of the Fund pursuant to the terms of the Fund Agreement.

       (b) The power of attorney granted is a special power of attorney and shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, dissolution, bankruptcy, or legal disability of the Purchaser, and shall extend to the Purchaser’s heirs, successors, and assigns. The Purchaser agrees to be bound by any representations made by the General Partner acting in good faith under such power of attorney, and each Limited Partner waives any and all defenses that may be available to contest, negate, or disaffirm any action of the General Partner taken in good faith under such power of attorney.

6. MISCELLANEOUS

       (a) CHOICE OF LAWS: This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

       (b) ENTIRE AGREEMENT: This Subscription Agreement constitutes the entire agreement between the parties and may be amended only by written agreement between all parties.

       (c) BINDING ARBITRATION: Any dispute under this Subscription Agreement will be resolved under the then prevailing rules of the American Arbitration Association in the State of Delaware.

       (d) TERMINATION OF AGREEMENT: If this subscription is rejected by the Fund, then this Subscription Agreement shall be null and void and of no further force and effect, no party shall have any rights against any other party and the Fund shall promptly return the funds delivered with this Subscription Agreement.

       (e) TAXES. The discussion of the federal income tax considerations arising from investment in the Fund, as set forth in the Circular, is general in nature and the federal income tax considerations to the Purchaser of investment in the Fund will depend on individual circumstances. The Circular does not discuss state income tax considerations, which may apply to all or substantially all Purchasers. There can be no assurance the Internal Revenue Code or the Regulations under the Code will not be amended in a manner adverse to the interests of the Purchaser or the Fund.

       (f) DULY AUTHORIZED. If the Purchaser is a corporation, partnership, trust, or other entity, the individuals signing in its name are duly authorized to execute and deliver this Subscription Agreement on behalf of such entity, and the purchase of the Units by such entity will not violate any law or agreement by which it is bound.

       (g) UNITS WILL BE RESTRICTED SECURITIES. The Purchaser understands that the Units will be "restricted securities" as that term is defined in Rule 144 under the Act and, accordingly, that the Units must be held indefinitely unless they are subsequently registered under the Act and any other applicable securities law or exemptions from such registration is available. The Purchaser understands that the Fund is under no obligation to register Units under the Act and to qualify Units under any securities law.

       (h) UNITS CONTAIN RESTRICTIVE LEGEND. Any documents or certificates issued to evidence ownership of the Units will bear restrictive legends notifying prospective purchasers of the transfer restrictions set forth above, and the General Partner will not permit transfer of any Units on the books of the Fund in violation of such restrictions.

       (i) SUCCESSORS. The representations, warranties and agreements contained in this Subscription Agreement shall be binding on the Purchaser's successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Fund and its directors and officers. If the Purchaser is more than one person, the obligations of all of them shall be joint and several, and the representations and warranties contained herein shall be deemed to be made by and to be binding upon each such person and his heirs, executors, administrators, successors, and assigns.

       (j)   INDEMNIFICATION.   The Purchaser shall indemnify and defend the Fund and the General Partner from and against any liability, damage, cost, or expense (including attorneys’ fees) and arising out of or in connection with:

          (i) Any inaccuracy in, or breach of, any of the Purchaser’s declarations, representations, warranties or covenants set forth in this document or any other document or writing delivered to the Fund;

          (ii) Any disposition by the Purchaser of any Units in violation of this Agreement, the Fund Agreement or applicable law; or

         (iii) Any action, suit, proceeding or arbitration alleging any of the foregoing.

7. FORM OF OWNERSHIP

Please indicate the form in which you will hold title to your interest, please consider carefully. Once your subscription is accepted, a change in the form of title constitutes a transfer of the Limited Partnership interest and will therefore be restricted by the terms of the Fund Agreement and the Act. Purchaser should seek the advice of an attorney in deciding in which of the forms to take ownership of the units because different forms of ownership can have varying gift tax, estate tax, income tax and other consequences.

(  ) INDIVIDUAL OWNERSHIP (one signature required).

(  ) COMMUNITY PROPERTY (one signature required if interest held in one name, i.e. managing spouse; two signatures required if interest held in both names).

(  ) JOINT TENANTS WITH RIGHT TO SURVIORSHIP (not as tenants in common)(both or all parties must sign).

(  ) TENANTS IN COMMON (both or all parties must sign).

(  ) GENERAL PARTNERSHIP (fill out all documents in the name of the partnership, by a partner authorized to sign).

(  ) LIMITED PARTNERSHIP (fill out all documents in the name of the limited partnership by a general partner authorized to sign, and include a copy of the Certificate of Limited Partnership – LP1).

(  ) LIMITED LIABILITY COMPANY (fill out all documents in the name of the limited liability company by the Manager authorized to sign, and include a copy of the Articles of Organization – LLC-1).

(  ) CORPORATION (fill out all documents in the name of the corporation, by the President and Secretary, and include a certified corporate resolution authorizing the signature).

(  ) TRUST (fill out all documents in the name of the trust, by the trustee, and include a copy of the instrument creating the trust and other documents necessary to show that the investment by the trustee is authorized). The date of the trust must appear on the notarial where indicated.

(  ) IRA or KEOGH plan (fill out all documents in the name of the IRA or KEOGH plan, by the beneficiary). The document must also be executed by the custodian of the plan.

Please print in the space below the EXACT name the Purchaser desires on the account and the address for any correspondence and notices.

Exact  Name(s)_______________________________________________________________

Street Address________________________________________________________________

City, State, and Zip Code_______________________________________________________

Email Address________________________________________________________________

Phone Number________________________________________________________________

8. IDENTIFYING INFORMATION

Individual purchaser(s):

Name of Purchaser:____________________________________________________________

Social Security No.:______________ -______-__________________ Date of Birth:_________

Family Trust purchaser:

Exact name of Family Trust:______________________________________________________

Federal Tax Identification No._____________________________________________________

Address (including City, State, and Zip)_____________________________________________

Corporate Purchaser:

Name of Corporation:____________________________________________________________

Federal Tax Identification No. _____________________________________________________

State and date of incorporation_____________________________________________________

Partnership or other business entity purchaser:

Name of Partnership or other business entity:_________________________________________

Federal Tax Identification No._____________________________________________________

State and date of organization______________________________________________________

For corporation, business trust, investment company, partnership or other business entity:

Fiscal year end:_________________________________________________________________

Principal place of business________________________________________________________

Phone number of business________________________________________________________

What is the entity’s net worth, on a consolidated basis, according to its most recent audited financial statement?_____________________________________________________________

Company Pension or Profit Sharing Plan purchaser:

Exact Name of the Plan:__________________________________________________________

Name(s) of the Trustee(s):________________________________________________________

Trustee’s State Residency:________________________________________________________

Federal Tax Identification No._____________________________________________________

State and date of organization______________________________________________________

Describe and set forth the value of the assets of the Plan or Trust:_________________________

Please identify the person(s) with investment control over the Plan or Trust assets and that person’s state of residence.

____________________________________________________________________________________________________________________________________________________________

Please identify the person(s) responsible for the ministerial duties of administering the Plan or Trust (the Trustee) and that person’s state of residence.

____________________________________________________________________________________________________________________________________________________________

9. SPECIFIC INFORMATION REQUIRED FROM ENTITIES

(INDIVIDUALS SKIP TO SECTION 10, BELOW)

ACCREDITED INVESTOR STATUS OF THE ENTITY. Please select a category for the entity:

___(1) A bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(a) of the Act, whether acting in its individual or fiduciary capacity;

___(2) A broker or dealer registered pursuant to section 15 of the Act;

___(3) An insurance company as defined in section 2(13) of the Act;

___(4) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

___(5) A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

___(6) Any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___(7)* An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___(8) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___(9) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

___(10) A director or executive officer of the Fund;

___(11)** A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Fund being offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Fund;

___(12)*** An entity in which all the equity owners are accredited investors.

*Note for Certain Employee Benefit Plans: If you are a self-directed plan that believes it is an "accredited investor" because investment decisions are made solely by persons that are accredited investors, please furnish a separate Questionnaire with respect to you and each such person participating in making the investment decision. **Note for Trusts: If you are a trust that believes it is an "accredited investor", please furnish a separate Questionnaire with respect to you and each person participating in making the investment decision. ***Note for Certain Entities: If you are an entity that believes it is an "accredited investor" by virtue of the accredited investor status of each equity owner thereof, please furnish a separate Questionnaire with respect to you and each such equity owner.

10. FURTHER REPRESENTATIONS

Purchaser understands that the Fund will be relying on the accuracy and completeness of the statements and responses contained in this Subscription Agreement and in the attached Investor Questionnaire. Purchaser represents and warrants to the General Partner and the Fund as follows:

1. My Statements and responses contained in this Subscription Agreement and the attached Investor Questionnaire are complete and correct and may be relied on by the General Partner and the Fund for the purpose of complying with all applicable security laws and to determine whether I am a suitable investor.

2. I will notify the General Partner and the Fund immediately of any material change in any statement or response made in this Subscription Agreement or the attached Investor Questionnaire before acceptance by the General Partner of this subscription.

3. I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment, or I have consulted with Professional Advisors identified in the attached Investor Questionnaire who have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of prospective investment.

4. I am able to bear the economic risk of an investment in the Units for an indefinite period of time and understand that an investment in the Units is illiquid and may result in a complete loss of such investment.

[Signature Page to Subscription Agreement follows]

[Signature Page to Subscription Agreement]

FOR GOOD AND VALID CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, intending to be legally bound, has executed this Subscription Agreement this____________day of__________, 2020.

Dollar amount of Capital commitment: $ ______________________________________.

Number of Units: _______________  Price Per Share: $ ________________________.

Reinvest Distributions: _______ Yes _________ No.

I/We understand and agree my/our subscription will become effective on the first (1st) day of the month following acceptance of the subscription (the “Effective Date”). Any investment in the Fund prior to the Effective Date shall be treated as a loan for which I/we shall receive interest during the month prior to the Effective Date and for which I/we will receive a 1099 Statement. As of the Effective Date, my/our investment will be treated as an investment in the Fund.

BY PURCHASING UNITS AND EXECUTING THIS SUBSCRIPTION AGREEMENT, EACH PURCHASER HEREBY AGREES, UPON SUBMISSION AS A LIMITED PARTNER INTO THE FUND, TO BE LEGALLY BOUND BY THE TERMS OFTHE FUND’S FUND AGREEMENT

______________________________________________________________________________

Name of Entity (if applicable)(printed or typed)

______________________________________________________________________________

Purchaser Signature

______________________________________________________________________________

Name and title (if applicable) of person signing

______________________________________________________________________________

Co-Purchaser Signature

______________________________________________________________________________

Name and title (if applicable) of person signing

ACCEPTANCE: (NOT VALID UNTIL ACCEPTED BY GENERAL PARTNER)

ACCEPTANCE

The Fund has accepted this Subscription this ____________day of__________, 2020.

By: Joyner Enterprises LLC, its General Partner

__________________________________________

By: LeMont Joyner, Chief Executive Officer of Joyner Enterprises LLC